                                                                    Exhibit 4.18

                               GUARANTEE AGREEMENT

                                 By and Between

                                 OMNICARE, INC.,
                                  as Guarantor

                                       and

                              [                 ],
                                   as Trustee

                          Dated as of ________ __, 200_

                             Cross Reference Table*

                 Section of                            Section of
    Trust Indenture Act of 1939, as amended        Guarantee Agreement
    ---------------------------------------        -------------------

310(a)..........................................      4.1
310(b)..........................................      2.8; 4.1
310(c)..........................................      Inapplicable
311(a)..........................................      2.2(b)
311(b)..........................................      2.2(b)
311(c)..........................................      Inapplicable
312(a)..........................................      2.2(a); 2.9
312(b)..........................................      2.2(b); 2.9
312(c)..........................................      2.9
313(a)..........................................      2.3
313(b)..........................................      2.3
313(c)..........................................      2.3
313(d)..........................................      2.3
314(a)..........................................      2.4
314(b)..........................................      Inapplicable
314(c)..........................................      2.5
314(d)..........................................      Inapplicable
314(e)..........................................      2.5; 9.5
314(f)..........................................      Inapplicable
315(a)..........................................      3.1(d)
315(b)..........................................      2.7
315(c)..........................................      3.1(c)
315(d)..........................................      3.1(e)
316(a)..........................................      2.6; 5.4(a)
316(b)..........................................      5.3
316(c)..........................................      Inapplicable
317(a)..........................................      2.10
317(b)..........................................      Inapplicable
318(a)..........................................      2.1(b)
318(b)..........................................      2.1
318(c)..........................................      2.1(a)

----------
* This cross-reference table does not constitute part of the agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

                                Table of Contents

ARTICLE I INTERPRETATION AND DEFINITIONS.......................................1

   Section 1.1   Definitions...................................................1
   Section 1.2   Incorporation by Reference of Trust Indenture Act.............4
   Section 1.3   Rules of Construction.........................................5

ARTICLE II TRUST INDENTURE ACT.................................................5

   Section 2.1   Trust Indenture Act; Application..............................5
   Section 2.2   Lists of Holders..............................................5
   Section 2.3   Reports by Guarantee Trustee..................................6
   Section 2.4   Periodic Reports to Guarantee Trustee.........................6
   Section 2.5   Evidence of Compliance with Conditions Precedent..............6
   Section 2.6   Guarantee Event of Default; Waiver............................6
   Section 2.7   Guarantee Event of Default; Notice............................6
   Section 2.8   Conflicting Interests.........................................7

ARTICLE III POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE.....................7

   Section 3.1   Duties of Guarantee Trustee...................................7
   Section 3.2   Rights of Guarantee Trustee...................................8

ARTICLE IV GUARANTEE TRUSTEE..................................................10

   Section 4.1   Eligibility; Disqualification................................10
   Section 4.2   Replacement of Guarantee Trustee.............................10

ARTICLE V GUARANTEE ..........................................................11

   Section 5.1   Guarantee....................................................11
   Section 5.2   Waiver of Notice and Demand..................................11
   Section 5.3   Obligations Not Affected.....................................11
   Section 5.4   Rights of Holders............................................12
   Section 5.5   Guarantee of Payment.........................................13
   Section 5.6   Subrogation..................................................13
   Section 5.7   Independent Obligations......................................13

ARTICLE VI LIMITATIONS ON TRANSACTIONS; SUBORDINATION.........................14

   Section 6.1   Limitations on Transactions..................................14
   Section 6.2   Subordination................................................14

ARTICLE VII TERMINATION ......................................................15

   Section 7.1   Termination..................................................15

ARTICLE VIII INDEMNIFICATION..................................................15

   Section 8.1   Exculpation..................................................15
   Section 8.2   Compensation and Indemnity...................................16

ARTICLE IX MISCELLANEOUS......................................................16

   Section 9.1   Successors and Assigns.......................................16
   Section 9.2   Amendments...................................................16

   Section 9.3   Notices......................................................17
   Section 9.4   Counterparts.................................................17
   Section 9.5   Benefit......................................................17
   Section 9.6   Governing Laws...............................................17

                               GUARANTEE AGREEMENT

     WHEREAS, pursuant to the Trust Agreement (as defined herein), the Omnicare Capital Trust [I / II / III] (the "Trust") is issuing on the date hereof $________ aggregate liquidation amount of preferred securities, having a liquidation amount of $____ per security and designated the "____% Trust Preferred Securities" of the Trust (the "Trust Preferred Securities") and $________ aggregate liquidation amount of common securities, having a liquidation amount of $____ per security and designated the "____% Trust Common Securities" of the Trust (together with the Trust Preferred Securities, the "Trust Securities");

     WHEREAS, as incentive for the Holders (as defined herein) to purchase the Trust Preferred Securities, Omnicare, Inc. (the "Guarantor"), desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of the Trust Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the purchase by each Holder of Trust Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of such Holders.

                                    ARTICLE I

                         INTERPRETATION AND DEFINITIONS

          Section 1.1 Definitions.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" has the meaning specified in the Trust Agreement.

     "Covered Person" means a Holder or beneficial owner of Trust Preferred Securities.

     "Depositor" has the meaning specified in the Trust Agreement.

     "Distributions" has the meaning specified in the Trust Agreement.

     "Event of Default" has the meaning specified in the Indenture.

     "Extension Period" means such period or periods as the Guarantor shall defer the payment of interest on the Subordinated Debt Securities pursuant to the terms thereof and pursuant to the Indenture.

     "Global Security" has the meaning specified in the Trust Agreement.

     "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust: (i) any accrued and unpaid Distributions that are required to be paid on such Trust Preferred Securities to the extent the Trust has sufficient funds legally and immediately available therefor at the time, (ii) the Redemption Price, including all accrued and unpaid Distributions to the date of redemption, with respect to any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust shall have sufficient funds legally and immediately available therefor at the time or (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities as provided in the Trust Agreement or the redemption of all the Trust Preferred Securities), the lesser of (a) the sum of the liquidation amount and all accrued and unpaid Distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has sufficient funds legally and immediately available therefor and (b) the amount of assets of the Trust remaining available for distribution to Holders of Trust Preferred Securities in liquidation of the Trust (in either case, the "Liquidation Distribution").

     "Guarantee Trustee" means [               ], a national banking association
organized under the laws of the United States, until a successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

     "Guarantor" has the meaning specified in the recitals hereto.

     "Holder" shall mean any holder, as registered on the books and records of the Trust, of any Trust Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Trust Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

     "Indemnified Person" means the Guarantee Trustee, or any officers, directors, employees, shareholders or agents of the Guarantee Trustee.

     "Indenture" means the Subordinated Debt Securities Indenture, dated as of ________ __, 200_, between the Guarantor and ________, as Trustee, pursuant to which the Subordinated Debt Securities are issued and as thereafter amended or supplemented from time to time.

     "Liquidation Distribution" has the meaning specified in the definition of "Guarantee Payments" above.

     "List of Holders" has the meaning assigned to it in Section 2.2 hereof.

     "Majority in Liquidation Amount" means Holders of outstanding Trust Preferred Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Trust Preferred Securities. In determining whether the Holders of the requisite amount of Trust Preferred Securities have voted, Trust Preferred Securities which are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Trust Preferred Securities shall be disregarded for the purpose of any such determination.

     "Officer" means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Depositor.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Guarantor, and delivered to the Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Person" means an individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

     "Property Trustee" has the meaning specified in the Trust Agreement.

     "Redemption Price" has the meaning specified in the Trust Agreement.

     "Registrar" has the meaning specified in the Trust Agreement.

     "Responsible Officer" means, with respect to the Guarantee Trustee, any officer with direct responsibility for the administration of this Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

     "Senior Indebtedness" has the meaning specified in the Indenture.

     "Subordinated Debt Securities" means the series of subordinated debt securities issued by the Guarantor designated the "____% Subordinated Debt Securities due ____" held by the Property Trustee.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

     "Trust" has the meaning specified in the Trust Agreement.

     "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of __________ __, 200_, as the same may be modified, amended or supplemented in accordance with the applicable provisions thereof, including all exhibits thereto, including, for all purposes of such Amended and Restated Trust Agreement and any modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern such Amended and Restated Trust Agreement and any such modification, amendment or supplement thereto, respectively.

     "Trust Preferred Securities" has the meaning specified in the recitals hereto. In the event that pursuant to the Trust Agreement, the Trust and the Depositor grant an Underwriters' Overallotment Option (as defined in the Trust Agreement) to certain underwriters or initial purchasers, as the case may be, such that an additional amount of Trust Preferred Securities may be issued pursuant to the terms of the Trust Agreement, then the defined term "Trust Preferred Securities" shall include such additional Trust Preferred Securities.

     "Trust Securities" has the meaning specified in the recitals hereto.

     "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          Section 1.2 Incorporation by Reference of Trust Indenture Act.

     Whenever this Guarantee refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Guarantee. All terms used in this Guarantee that are defined by the TIA, defined by the TIA's reference to another statute or defined by Securities and Exchange Commission rule under the TIA and not otherwise defined herein are used herein as so defined.

          Section 1.3 Rules of Construction.

     Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) "or" is not exclusive;

          (c) words in the singular include the plural, and in the plural include the singular; and

          (d) provisions apply to successive events and transactions.

                                   ARTICLE II

                               TRUST INDENTURE ACT

          Section 2.1 Trust Indenture Act; Application.

          (a) This Guarantee is subject to the provisions of the TIA that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions.

          (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the TIA, such imposed duties shall control.

          Section 2.2 Lists of Holders.

          (a) The Guarantor shall furnish to the Guarantee Trustee a list of the names and addresses of the Holders ("List of Holders") in such form and as of such date as the Guarantee Trustee may reasonably require. The Guarantor shall furnish such List of Holders (i) within 30 days after receiving a written request from the Guarantee Trustee, such list to be as of a date no more than 15 days before such list is provided to the Guarantee Trustee, and (ii) unless the Trust Preferred Securities are represented by one or more Global Securities, at least one Business Day prior to the date for payment of Distributions, such list to be as of the record date relating to the payment of such Distributions. However, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor or at any time the Guarantee Trustee is the Registrar under the Trust Agreement. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in any List of Holders given to it, provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the TIA.

          Section 2.3 Reports by Guarantee Trustee.

     Within 60 days after ________ of each year (commencing with the year of the first anniversary of the issuance of the Trust Preferred Securities), the Guarantee Trustee shall provide to the Holders such reports as are required by
Section 313(a) of the TIA (if any) in the form and in the manner provided by
Section 313 of the TIA. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the TIA. The Guarantor shall promptly notify the Guarantee Trustee when the Trust Preferred Securities are listed on any stock exchange.

          Section 2.4 Periodic Reports to Guarantee Trustee.

     The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314(a) (if any) of the TIA and the compliance certificate required by Section 314(a)(4) of the TIA in the form, in the manner and at the times required by Section 314(a) of the TIA, provided that such compliance certificate shall be delivered on or before 120 days after the end of each fiscal year of the Guarantor.

          Section 2.5 Evidence of Compliance with Conditions Precedent.

     The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the TIA. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

          Section 2.6 Guarantee Event of Default; Waiver.

     The Holders of a Majority in Liquidation Amount of the Trust Preferred Securities may, by vote or written consent, on behalf of all of the Holders, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

          Section 2.7 Guarantee Event of Default; Notice.

          (a) If a Guarantee Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall mail to each Holder notice of a Guarantee Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Guarantee Trustee has knowledge of such Guarantee Event of Default. The Guarantee Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

          (b) The Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Trust Agreement shall have obtained written notice, of such Guarantee Event of Default.

          Section 2.8 Conflicting Interests.

     The Trust Agreement shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the TIA.

                                   ARTICLE III

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

          Section 3.1 Duties of Guarantee Trustee

          (a) This Guarantee shall be held by the Guarantee Trustee on behalf of the Trust for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee in and to this Guarantee shall automatically vest in any Successor Guarantee Trustee, and such vesting and succession of title shall be effective upon acceptance of appointment whether or not conveyance documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

          (b) If a Guarantee Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders.

          (c) The Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing or waiving of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Trustee. If a Guarantee Event of Default has occurred and is continuing, the Guarantee Trustee shall exercise the rights and powers vested in it by this Guarantee and use the same degree of care and skill in its exercise thereof as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

               (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee; and

               (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee;

          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

          (e) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 3.2 Rights of Guarantee Trustee.

          (a) Subject to the provisions of Section 3.1:

          (i) the Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

          (ii) any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officers' Certificate;

          (iii) whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

          (iv) The Guarantee Trustee may consult with counsel of its choice, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees, the Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction;

          (v) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

          (vi) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (vii) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any of the Holders unless such Holders shall have offered to the Guarantee Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 3.2(f) shall be taken to relieve the Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee in the manner provided by Section 3.1(c).

          (viii) Whenever in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request written instructions from the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and (C) shall be protected in conclusively relying on or acting in accordance with such written instructions.

               (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent to act in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

          Section 4.1 Eligibility; Disqualification.

     This Guarantee shall always have a Guarantee Trustee who satisfies the requirements of Sections 310(a)(1), (2) and (5) of the TIA. The Guarantee Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Guarantee Trustee shall comply with Section 310(b) of the TIA.

          Section 4.2 Replacement of Guarantee Trustee.

          (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

          (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

          (d) If a Successor Guarantee Trustee does not take office within 60 days after the retiring Guarantee Trustee resigns or is removed, the retiring Guarantee Trustee, may petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

          (e) If the Guarantee Trustee fails to comply with Section 4.1, any Holder may petition any court of competent jurisdiction for the removal of the Guarantee Trustee and the appointment of a Successor Guarantee Trustee.

          (f) A Successor Guarantee Trustee shall deliver a written acceptance of its appointment to the retiring Guarantee Trustee and to the Guarantor. Immediately after that, the retiring Guarantee Trustee shall transfer all property held by it as Guarantee Trustee to the Successor Guarantee Trustee, the resignation or removal of the retiring Guarantee Trustee shall become effective, and the Successor Guarantee Trustee shall have all the rights, powers and duties of the Guarantee Trustee under this Guarantee. A Successor Guarantee Trustee shall mail a notice of its succession to each Holder. Notwithstanding replacement of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor's obligations under Section 8.2 hereof shall continue for the benefit of the retiring Guarantee Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

                                    ARTICLE V

                                    GUARANTEE

          Section 5.1 Guarantee.

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Guarantor may have or assert against any Person. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights to extend the interest payment period on the Subordinated Debt Securities to the extent permitted by the Indenture and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any Extension Period with respect to the Distributions on the Securities.

          Section 5.2 Waiver of Notice and Demand.

     The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          Section 5.3 Obligations Not Affected.

     The obligations of the Guarantor to make the Guarantee Payments under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Trust Preferred Securities to be performed or observed by the Trust;

          (b) The extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with the Trust Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Subordinated Debt Securities permitted by the Indenture);

          (c) Any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Trust Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

          (d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

          (e) Any invalidity of, or defect or deficiency in, the Trust Preferred Securities;

          (f) The settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) Any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Guarantee Trustee or the Holders to give notice to or obtain consent of the Guarantor or any other Person with respect to the happening of any of the foregoing. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee.

          Section 5.4 Rights of Holders.

          (a) The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee

     Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement, provided that such direction shall not be in conflict with any rule of law or with this Guarantee Agreement, and could not involve the Guarantee Trustee in personal liability in circumstances where reasonable indemnity would not be adequate; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against or requesting or directing that action be taken by the Guarantee Trustee or any other Person; it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Guarantee Agreement to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Guarantee Agreement, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

          Section 5.5 Guarantee of Payment.

     This Guarantee creates a guarantee of payment and not of collection.

          Section 5.6 Subrogation.

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Guarantee Trustee for the benefit of the Holders.

          Section 5.7 Independent Obligations.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Trust Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections 5.3(a) through 5.3(g), inclusive, hereof.

                                   ARTICLE VI

                   LIMITATIONS ON TRANSACTIONS; SUBORDINATION

          Section 6.1 Limitations on Transactions.

     So long as any Trust Preferred Securities remain outstanding, if (i) there shall have occurred any Event of Default under the Indenture or any event of which the Guarantor has actual knowledge that (a) with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture and (b) in respect of which the Guarantor shall not have taken reasonable steps to cure, (ii) there shall be a Guarantee Event of Default or
(iii) the Guarantor shall have given notice of its election of an Extension Period as provided in the certificate evidencing the Subordinated Debt Securities and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then the Guarantor shall not (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor that rank pari passu with or junior in interest to the Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor if such guarantee ranks on a parity with or junior in interest to the Subordinated Debt Securities (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Guarantor where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) any declaration of a dividend in connection with the Guarantor's shareholders' rights plan or any successor to such plan, or the issuance of capital stock of any class or series under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Guarantee, any other similar guarantee by the Guarantor in respect of Trust Preferred Securities issued by a trust holding Subordinated Debt Securities issued under the Indenture, (d) repurchases, redemptions or other acquisitions of capital stock in connection with any benefit plans or other similar arrangements with or for the benefit of its employees, officers, directors, consultants or advisors of the Guarantor or any of its subsidiaries, (e) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one series of class of the Guarantor's capital stock for another series or class of the Guarantor's capital stock or (f) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

          Section 6.2 Subordination.

     This Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Subordinated Debt Securities, except those obligations or liabilities made pari passu or subordinate by their terms,
(ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or later issued by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to all common stock of the Guarantor.

                                   ARTICLE VII

                                   TERMINATION

          Section 7.1 Termination.

     This Guarantee shall terminate upon:

          (a) full payment of the Redemption Price of all Trust Preferred Securities,

          (b) distribution of the Subordinated Debt Securities to the Holders in exchange for all the outstanding Trust Preferred Securities, or

          (c) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust.

Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Trust Preferred Securities or under this Guarantee.

                                  ARTICLE VIII

                                 INDEMNIFICATION

          Section 8.1 Exculpation.

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage, liability, expense or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

          Section 8.2 Compensation and Indemnity.

          (a) The Guarantor shall pay to the Guarantee Trustee from time to time reasonable compensation for its services. The Guarantee Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Guarantor shall reimburse the Guarantee Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Guarantee Trustee's agents and counsel.

          (b) The Guarantor shall indemnify each of the Indemnified Persons (including the cost of defending itself) against any loss, liability or expense incurred by it except as set forth in the next paragraph in the performance of its duties under this Guarantee. An Indemnified Person shall notify the Guarantor promptly of any claim for which it may seek indemnity. The Guarantor shall defend the claim and the Indemnified Person shall cooperate in the defense. The Guarantor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (c) The Guarantor need not reimburse any expense or indemnify against any loss or liability incurred by an Indemnified Person through such Indemnified Person's negligence, bad faith or willful misconduct.

                                   ARTICLE IX

                                  MISCELLANEOUS

          Section 9.1 Successors and Assigns.

     All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Guarantee Trustee, any Successor Guarantee Trustee and the Holders of the Trust Preferred Securities then outstanding. Except in connection with a consolidation, merger, sale or conveyance involving the Guarantor that is permitted by Article - of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

          Section 9.2 Amendments.

     Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee may not be amended without the prior approval of the Holders of at least a Majority in Liquidation Amount of the Trust Preferred Securities. The provisions of Section 11.2 of the Trust Agreement with respect to meetings of, and action by written consent of, the Holders apply to the giving of such approval.

          Section 9.3 Notices.

     Any notice or communication by the Guarantor or the Guarantee Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail:

          (a)  if to the Guarantor:
                 Omnicare, Inc.
                 100 East RiverCenter Boulevard
                 Covington, Kentucky 41011
                 Attention: Cheryl D. Hodges
                            Senior Vice President and Secretary

          (b)  if to the Guarantee Trustee:
                 [          ]
                 [          ]
                 [          ]
                 Attention: Corporate Trust Department

     The Guarantor or the Guarantee Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Holder shall be mailed by first-class mail to the address shown on the books and records of the Trust. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

          (c) If the Guarantor mails a notice or communication to Holders, it shall mail a copy to the Guarantee Trustee at the same time.

          Section 9.4 Counterparts.

     This Guarantee may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 9.5 Benefit.

     This Guarantee is solely for the benefit of the Holders and, subject to
Section 3.1(a), is not separately transferable from the Trust Preferred Securities.

          Section 9.6 Governing Laws.

     THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND

TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed as of the day and year first above written.

                                           OMNICARE, INC.,
                                              as Guarantor


                                           By:
                                              ----------------------------------
                                              Name:
                                              Its:


Attest:


----------------------------


                                           [                     ],
                                              as Guarantee Trustee


                                           By:
                                              ----------------------------------
                                              Name:
                                              Its: